AutoCorp Equities, Inc.  (OTC:ACOR)
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7373 Scottsdale Mall  Suite 15                          Telephone (602) 970-5308
Scottsdale, AZ  85251                                         Fax (602) 970-5310




                                             April 17, 1997

TO WHOM IT MAY CONCERN:

This letter is to acknowledge that the Companys December 31, 1996 10QSB incorporated herein by this reference is, as of the date of this letter, the most recent unaudited compilation of the Companys financial statements by management and contain no material changes from the audited financial statements attached to and made a part of the June 30, 1996 10KSB.


                                             Sincerely,


                                             /s  Stanley F. Wilson
                                             ---------------------
                                             Stanley F. Wilson
                                             President